SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE GAP, INC.

(Name of Registrant as Specified in Its Certificate)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4/26/06

The Gap, Inc.

Talking Points relating to Proposal No. 3 — Approval of Amendment and Restatement of The Gap, Inc. 1996 Stock Option and Award Plan, to be known thereafter as the 2006 Long-Term Incentive Plan*

Talking points to be used to solicit proxies from certain investors:

Stock options and other awards are vital to our ability to attract and retain highly skilled personnel.

•	We compete for talent in an extremely competitive labor market, especially in the San Francisco Bay Area where options are widely used. Such awards also are crucial to our ability to motivate employees to achieve our goals.

No increase to the total number of shares reserved for issuance under the company’s equity plans.

•	The pool of shares available for issuance under the 2006 Plan will be the number of shares currently reserved for issuance under the 1996 Stock Option and Award Plan and the 2002 Stock Plan. No new awards will be made under the 2002 Stock Plan following approval of the 2006 Plan.

Certain “shareholder friendly” amendments made to the 2006 Plan include:

•	Elimination of non-shareholder approved equity award plans, with the exception of the employee stock purchase plan in the United Kingdom. (The 2006 Plan is the consolidation of the shareholder approved 1996 Stock Option and Award Plan and the non-shareholder approved 2002 Stock Plan.)

•	Shareholder approval required before repricing outstanding stock options and/or instituting an Exchange Program.

•	Added new performance goals.

•	Each full value award (e.g. performance units) will count as three shares against total shares reserved for issuance.

•	Reload options may not be granted.

•	No more discounted stock option grants (also includes freestanding stock appreciation rights which have not been granted in the past).

Annual burn rate has declined by approximately 50% since 2003.

•	1.5% in 2005, 2.8% in 2004, and 3.0% in 2003.

•	Number of equity awards granted in fiscal 2005 (13,064,130) decreased by approximately 45% compared to fiscal 2004 (23,757,358). These numbers are disclosed on page 55 of our 2005 Annual Report.

•	We currently estimate that following approval of the proposed 2006 Plan, the total number of shares reserved for issuance will enable us to grant stock options and other awards to our employees for the next 5 annual stock option and award grant cycles.

A significant number of our outstanding stock options are underwater.

•	At year end, we had 75,982,500 stock options outstanding.

•	33,554,877 (45%) of those had exercise prices ranging from $20.95 to $49.53.

•	10,850,105 (14%) of those had exercise prices ranging from $17.79 to $20.94.

•	15,059,980 (20%) of those had exercise prices ranging from $12.95 to $17.75.

•	15,461,188 (20%) of those had exercise prices ranging from $6.56 to $12.87.

•	1,056,350 (1%) of those had exercise prices ranging from $2.85 to $5.92.

•	The weighted average exercise price of all outstanding options was $20.03.

•	These numbers are disclosed on page 56 of our 2005 Annual Report.

•	The closing price of our stock at the close of business on April 24, 2006 was $17.93.

*	Copies of these talking points will be released to persons making solicitations on our behalf on or about April 26, 2006.